Exhibit 23.4
[LETTERHEAD OF SAMCO FINANCIAL SERVICES, INC.]
We consent to the reference of, and the statements attributed to, our firm under “Merger Proposal—Background of the REIT Conversion” section of the proxy statement/prospectus included in the Registration Statement of Form S-4 (File No. 333-125121) of Vestin Realty Trust II, Inc.
/s/ Jim Allen

Jim Allen, CEO
Dallas, Texas
August 18, 2005